Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2022 with respect to the consolidated financial statements of Bounty Minerals Holdings LLC, and our report dated August 26, 2022 with respect to the financial statements of Bounty Minerals, Inc., in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Bounty Minerals, Inc. dated December 1, 2022.

/s/ Ernst & Young LLP

Fort Worth, Texas

December 1, 2022